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                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 333-10513 on Form S-8 and Registration Statement Nos. 33-71798, 33-99722 and 33-93914 on Form S-3 of Dura Pharmaceuticals, Inc. of our report dated January 20, 1997, incorporated by reference in this Annual Report on Form 10-K of Dura Pharmaceuticals, Inc. for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 24, 1997